Filed Pursuant to Rule 433
Registration Statement No. 333-137902
May 16, 2007

Final Terms
Deutsche Bank Contingent Capital Trust II
Cumulative Non-voting Trust Preferred Securities
- with the right to elect for the Trust Preferred Securities to provide for non-cumulative payments
- guaranteed on a subordinated basis by
Deutsche Bank Aktiengesellschaft

Issuer	Deutsche Bank Contingent Capital Trust II
Delaware, United States of America (the “Trust” or the “Issuer”)

Bank	Deutsche Bank Aktiengesellschaft Frankfurt am Main, Federal Republic of Germany (the “Bank”)

Structure
The structure will initially create supplementary capital (Upper Tier 2) on a consolidated basis for Deutsche Bank Aktiengesellschaft (the “Bank”). Following an Amendment of Terms (as described below) the structure will create core capital (Tier 1) on a consolidated basis for the Bank.

A wholly owned consolidated subsidiary of Deutsche Bank Aktiengesellschaft in the form of a limited liability company, incorporated in Delaware, U.S.A., Deutsche Bank Contingent Capital LLC II, (the “Company”) issues two types of non-voting preferred securities (the “Class A” and “Class B Preferred Securities”). The Class B Preferred Securities will be held by a business trust, the Trust, which is also incorporated in Delaware. The Trust itself will issue Trust Preferred Securities to investors.

The Trust Preferred Securities will give investors rights against the Trust which are similar and limited to those the trust has under the Class B Preferred Securities.

The proceeds from issuing the Class B Preferred Securities (which represent the proceeds received by the trust form issuing the Trust Preferred Securities) will be on-lend on a perpetual subordinated basis to Deutsche Bank Aktiengesellschaft (the “Initial Obligation”).

Prior to a Tier 1 Qualification Election if, due to the deferral arrangements described below, the Company receives interest payments on the Initial Obligation which do not correspond to Payments made under the Preferred Securities, such funds will be on-lent to the Bank under a Subordinated Deposit Agreement pursuant to which the Bank will be obligated to repay such funds to the Company at such time as the

Deutsche Bank AG has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866 217 9821

Company is required to pay the corresponding Arrears of Payments pursuant to the terms of the Preferred Securities.

Following an Amendment of Terms if the Company receives funds under the Initial Debt Obligation which does not correspond to payments made under the Class B Preferred Securities, such funds will be transferred back to Deutsche Bank Aktiengesellschaft via the Class A Preferred Securities.

Securities	Cumulative/Non-cumulative Non-voting Trust Preferred Securities with a liquidation preference amount of U.S.$25.

The Trust Preferred Securities constitute direct, unsecured and unsubordinated securities of the Trust and rank on parity without any preference among themselves.

Each Trust Preferred Security represents an undivided preferred beneficial ownership interest in the Trust Estate. The Trust’s only assets will be the Class B Preferred Securities and the related rights under the Class B Preferred Guarantee. Title to the Class B Preferred Securities will be held by the Property Trustee for the benefit of the holders and beneficial owners of the Trust Securities.

Currency and Amount	U.S.$800,000,000

Capital Payments
Capital Payments on the Trust Preferred Securities and Capital Payments on the Class B Preferred Securities accrue at the same fixed annual rate of 6.55% (on the liquidation preference amount of $25 per security).

Capital Payments on the Trust Preferred Securities and Capital Payments on the Class B Preferred Securities when declared (or deemed declared) will be paid quarterly in arrears on February 23, May 23, August 23 and November 23 of each year, commencing with August 23, 2007 (which dates are referred to as Payment Dates) to the relevant holder of such Trust Preferred Securities or Class B Preferred Securities, as applicable, as of the related record date. If any Payment Date or redemption date is not a Business Day, payment of all amounts otherwise payable on such Payment Date or redemption date will be made on the next succeeding Business Day, without adjustment, interest or further payment as a result of such delay in payment.

Deutsche Bank AG has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866 217 9821

Capital Payments payable on any Payment Date will accrue from and including the immediately preceding Payment Date (or the Issue Date, with respect to the Capital Payment payable on the first Payment Date) up to but excluding the relevant Payment Date (each such period referred to as a Payment Period). For each Payment Period, Capital Payments will be calculated on the basis of a 360-day year of twelve 30-day months.

Tier 1 Qualification Election
At any time prior to the Payment Date falling closest to the fifth anniversary of the Issue Date, the Bank may give notice under the LLC Agreement to the Company that the Bank is making the one-time election permitted pursuant to the LLC Agreement to replace the terms of the Class B Securities relating to Capital Payments and the other matters described therein with those terms applicable after the Bank’s election. Such election is referred to as the “Tier 1 Qualification Election” and the date on and after which it is effective as the “Tier 1 Qualification Date.”

The Tier 1 Qualification Date may be any Payment Date after the Issue Date and until (and including) the Payment Date falling closest to, but no later than, the fifth anniversary of the Issue Date. The Company will give notice to the Trust pursuant to the Trust Agreement immediately upon receipt from the Bank of the Tier 1 Qualification Election.

Once the Bank has made the Tier 1 Qualification Election and the Tier 1 Qualification Date has occurred, the Bank may not elect to revert to the terms in effect before the Tier 1 Qualification Election.

The effectiveness of the Tier 1 Qualification Election is subject to the conditions that, on the date on which notice of the Tier 1 Qualification Election is given and on the Tier 1 Qualification Date,

(i)	the BaFin has not applied for the initiation of insolvency proceedings over the Bank,

(ii)
the Bank has not given notice to the BaFin that it is insolvent (zahlungsunfähig) or overindebted (überschuldet); (iii) the BaFin (or any other relevant regulatory authority) has not prohibited the Bank from making the Tier 1 Qualification Election, and

(iv)	all Arrears of Payments (as described below), if any, have been paid or will be paid by or on the Tier 1 Qualification Date.
Deutsche Bank AG has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866 217 9821

If any of these conditions are not met with respect to the Tier 1 Qualification Election, the Tier 1 Qualification Election shall not occur and the Bank shall be deemed to have rescinded the notice. In such case, the Bank may make the Tier 1 Qualification Election at a later date in compliance with the provisions summarized in the preceding two paragraphs.

Capital Payments Before the
Tier 1 Qualification Date
The following discussion applies to all Capital Payments in respect of all Payment Periods through the end of the Payment Period in respect of which Capital Payments are made on the Payment Date that is the Tier 1 Qualification Date. As the Bank has no obligation to effect the Tier 1 Qualification Election, these provisions may apply for the life of the Class B Preferred Securities.

Capital Payments on the Class B Preferred Securities will be made only when, as and if declared, or deemed declared, by the Company’s Board of Directors. Capital Payments on the Class B Preferred Securities will be paid out of the Company’s Operating Profits. The Company can derive Operating Profits only from payments made to the Company by the Bank as obligor under the Initial Obligation.

The Company is authorized to declare Capital Payments and pay a declared (or deemed declared) Capital Payment on the Class B Preferred Securities on any Payment Date only to the extent that:

•	the Company has an amount of Operating Profits for the related Payment Period ending on the day immediately preceding such Payment Date at least equal to the amount of such Capital Payments, and

•
the Bank has an amount of Distributable Profits for the preceding fiscal year for which audited unconsolidated financial statements are available at least equal to the aggregate amount of such Capital Payments on the Class B Preferred Securities and capital payments or dividend or other distributions payable on Parity Capital Securities and Preferred Tier 1 Capital Securities, if any, pro rata based on such Distributable Profits.

If the amount of such Distributable Profits is insufficient to pay all such amounts on the Class B Preferred Securities, the Parity Capital Securities and the Preferred Tier 1 Capital Securities, the Capital Payment on the Company Capital Securities is nevertheless authorized to be declared. In such case,

Deutsche Bank AG has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866 217 9821 however, the portion of such Capital Payments that cannot be paid will be deferred and will thereupon constitute Arrears of Payments (as described below).

In determining the availability of sufficient Distributable Profits of the Bank related to any fiscal year to permit Capital Payments to be declared with respect to the Class B Preferred Securities, any Capital Payments already paid on the Class B Preferred Securities and any capital payments, dividend or other distributions already paid during the succeeding fiscal year of the Bank on Parity Capital Securities and Preferred Tier 1 Capital Securities, if any, on the basis of such Distributable Profits for such fiscal year will be deducted from such Distributable Profits.

The Company may also be deemed to have declared a Capital Payment in certain other circumstances. If the Bank or any of its subsidiaries declares or pays any dividends, distributions or other payments on

•
any Tier 2 Junior Securities (other than payments on Tier 2 Junior Securities issued by wholly-owned subsidiaries of the Bank, when such Tier 2 Junior Securities are held exclusively by the Bank or by any of its other wholly-owned subsidiaries), then the Company will be deemed to have declared Capital Payments on the Class B Preferred Securities at the Stated Rate in full

•	payable on each of the next four Payment Dates, if the dividend, distribution or other payment on the Tier 2 Junior Securities is paid in respect of an annual period;

•	payable on each of the next two Payment Dates, if the dividend, distribution or other payment on the Tier 2 Junior Securities is paid in respect of a semi-annual period; and

•	payable on the next Payment Date, if the dividend, distribution or other payment on the Tier 2 Junior Securities is paid in respect of a quarterly period.
•	any Parity Capital Securities or Preferred Tier 1 Capital Securities, then the Company will be deemed to have declared Capital Payments on the Class B Preferred Securities at the Stated Rate
•	payable on each of the next four Payment Dates, if the dividend, distribution or other payment on the Parity Capital Securities or
Deutsche Bank AG has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866 217 9821

Preferred Tier 1 Capital Securities is paid in respect of an annual period;

•
payable on each of the next two Payment Dates, if the dividend, distribution or other payment on the Parity Capital Securities or Preferred Tier 1 Securities is paid in respect of a semi-annual period; and

•	payable on the next Payment Date, if the dividend, distribution or other payment on the Parity Capital Securities or Preferred Tier 1 Securities is paid in respect of a quarterly period.

If the dividend or other payment or distribution on Parity Capital Securities or Preferred Tier 1 Capital Securities was in the full stated amount payable on such Parity Capital Securities in respect of such periods, Capital Payments will be deemed declared at the Stated Rate in full for payment on such Payment Date or Payment Dates. If the dividend or other payment or distribution on Parity Capital Securities or Preferred Tier 1 Capital Securities was only a partial payment of the amount so owing, the amount of the Capital Payment deemed declared for payment on such Payment Date or Payment Dates will be adjusted proportionally, in which case the portion of such Capital Payment that is not so paid will be deferred and will thereupon constitute Arrears of Payments.

If the Bank or any of its subsidiaries redeems, repurchases or otherwise acquires any Parity Capital Securities, Tier 2 Junior Securities or Preferred Tier 1 Capital Securities (other than Parity Capital Securities, Tier 2 Junior Securities or Preferred Tier 1 Capital Securities issued by wholly-owned subsidiaries of the Bank, when such Parity Capital Securities, Tier 2 Junior Securities or Preferred Tier 1 Capital Securities are held exclusively by the Bank or by any of its other wholly-owned subsidiaries) for any consideration (except by conversion into or exchange for ordinary shares of common stock of the Bank), other than in connection with:

•	transactions effected by or for the account of customers of the Bank or any of its subsidiaries or in connection with the distribution, trading or market-making in respect of such securities,

•	the satisfaction by the Bank or any of its subsidiaries of its obligations under any employee
Deutsche Bank AG has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866 217 9821 benefit plans or similar arrangements with or for the benefit of employees, officers, directors or consultants, including hedging transactions effected to cover exposure to unvested grants under employee benefit plans,

•
a reclassification of the capital stock of the Bank or any of its subsidiaries or the exchange or conversion of one class or series of such capital stock for another class or series of such capital stock, or

•
the purchase of fractional interests in shares of the capital stock of the Bank or any of its majority-owned subsidiaries pursuant to the provisions of any security being converted into or exchanged for such capital stock, the Company will be deemed to have declared Capital Payments on the Class B Preferred Securities at the Stated Rate in full payable on each of the next four Payment Dates contemporaneously with and/or immediately following the date on which such redemption, repurchase or other acquisition occurred.

Even if the Company has sufficient Operating Profits and there are sufficient Distributable Profits of the Bank, the Company will be prohibited from making Capital Payments on the Class B Preferred Securities at any time an order from the BaFin (or any other relevant regulatory authority) prohibits the Bank from making any distributions of profits. The Company will have no obligation to make up, at any time, any Capital Payments not paid in full by the Company as a result of insufficient Operating Profits of the Company or an order of the BaFin.

Capital Payments on the Class B Preferred Securities will be paid out of the Company’s Operating Profits or from payments received by the Company under the Class B Preferred Guarantee. If the Company does not declare (and is not deemed to have declared) a Capital Payment on the Class B Preferred Securities in respect of any Payment Period, the holders of the Class B Preferred Securities will have no right to receive a Capital Payment in respect of such Payment Period, and the Company will have no obligation to pay a Capital Payment in respect of such Payment Period, whether or not Capital Payments are declared (or deemed to have been declared) and paid in respect of any future Payment Period. In such a case, no Capital Payments will be made on the Trust Preferred Securities in respect of such Payment Period. See “Description of the Trust Securities.”

Deutsche Bank AG has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866 217 9821

If, however, the Company declares (or is deemed to have declared) a Capital Payment in respect of any Payment Period under circumstances where the Distributable Profits of the Bank for the most recent preceding fiscal year are insufficient to pay such Capital Payment in full as well as capital payments, dividends or other distributions or payments then due on Parity Capital Securities and Preferred Tier 1 Capital Securities, payment of all or a portion of such Capital Payment on the Class B Preferred Securities (and, as a result thereof, a corresponding portion of the Capital Payment then due on the Trust Preferred Securities) will be deferred. The portions of such Capital Payments that cannot be paid and have been deferred in such case, together with the portions of Capital Payments that were not declared or deemed to have been declared in respect of any Payment Period and therefore deferred, will be cumulative and will collectively constitute Arrears of Payments with respect to the Class B Preferred Securities and the Trust Preferred Securities, as applicable. Arrears of Payments will not themselves bear interest.

The Company will pay outstanding Arrears of Payments on the Class B Preferred Securities on the earliest of:
•
the first Payment Date after such deferral to the extent that for the most recent preceding fiscal year for which audited financial statements are available the Distributable Profits of the Bank are in an amount exceeding the aggregate of:

•	Capital Payments on the Class B Preferred Securities due on such Payment Date,

•	capital payments, dividends or other distributions or payments on Parity Capital Securities, if any, due in respect of such fiscal year, and

•	capital payments, dividends or other distributions or payments on Preferred Tier 1 Capital Securities, if any, due in respect of such fiscal year,

in which case, such Arrears of Payments on the Class B Preferred Securities and any Deferred Payments on Parity Capital Securities will be paid pro rata on the basis of Distributable Profits for such preceding fiscal year, with any Arrears of Payments that cannot be repaid pursuant to the foregoing on such Payment Date continuing to be deferred and to constitute Arrears of Payments;

Deutsche Bank AG has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866 217 9821

•	the date of any redemption of the Class B Preferred Securities, in the full amount of outstanding Arrears of Payments; and

•
the date on which an order is made for the winding up, liquidation or dissolution of the Company or the Bank (other than for the purposes of or pursuant to an amalgamation, reorganization or restructuring while solvent, where the continuing entity assumes substantially all of the assets and obligations of the Company or the Bank, as the case may be), in the full amount of outstanding Arrears of Payments.

If, as a result of the deferral of Capital Payments, the Company receives payments of interest on the Initial Obligation which exceed Capital Payments declared and paid on the Class B Preferred Securities on the corresponding Payment Date, such excess will be deposited with the Bank pursuant to the Subordinated Deposit Agreement. The Subordinated Deposit Agreement will provide that, subject to the subordination provisions of the Subordinated Deposit Agreement, the subordinated deposit outstanding under the Subordinated Deposit Agreement will be terminated and such deposit repaid to the Company at such time and to the extent as the Company is required to pay Arrears of Payments. The subordinated deposit outstanding at any time pursuant to the Subordinated Deposit Agreement will be subordinated to the same extent as the Class B Preferred Guarantee.

As described above, the Tier 1 Qualification Election may not be made or become effective so long as any Arrears of Payments remain outstanding und unpaid.

Capital Payments After the
Tier 1 Qualification Date
The following discussion applies to all Capital Payments in respect of all Payment Periods beginning with the Payment Period that commences on the Tier 1 Qualification Date. As the Bank is under no obligation to effect the Tier 1 Qualification Election, these provisions may never become effective. Capital Payments on the Class B Preferred Securities will, beginning on and after the Tier 1 Qualification Election Date, if the Bank has made the Tier 1 Qualification Election and it has become effective, be noncumulative. That means that the Company will have no obligation to make up, and the Trust as holder of the Class B Preferred Securities will have no right to receive, at any time, any Capital Payments on the Class B Preferred Securities not paid in full by the Company on any Payment Date, be it as a result of insufficient Operating Profits of the Company,

Deutsche Bank AG has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866 217 9821 insufficient Distributable Profits of the Bank, an order of the BaFin or otherwise. The following discussion assumes that the Tier 1 Qualification election in fact takes place. However, the Bank has no obligation to make the Tier 1 Qualification Election.

Capital Payments on the Class B Preferred Securities will be made only when, as and if declared, or deemed declared, by the Company’s Board of Directors. Capital Payments on the Class B Preferred Securities will be paid out of the Company’s Operating Profits. The Company can derive Operating Profits only from payments made to the Company by the Bank as obligor under the Initial Obligation.

The Company is authorized to declare Capital Payments and pay a declared (or deemed declared) Capital Payment on the Class B Preferred Securities on any Payment Date only to the extent that:
•	the Company has an amount of Operating Profits for the related Payment Period ending on the day immediately preceding such Payment Date at least equal to the amount of such Capital Payments, and

•
the Bank has an amount of Distributable Profits for the preceding fiscal year for which audited unconsolidated financial statements are available at least equal to the aggregate amount of such Capital Payments on the Class B Preferred Securities and capital payments or dividend or other distributions payable on Preferred Tier 1 Securities, if any, pro rata based on such Distributable

In determining the availability of sufficient Distributable Profits of the Bank related to any fiscal year to permit Capital Payments to be declared with respect to the Class B Preferred Securities, any Capital Payments already paid on the Class B Preferred Securities and any capital payments, dividend or other distributions already paid during the succeeding fiscal year of the Bank on Preferred Tier 1 Securities, if any, on the basis of such Distributable Profits for such fiscal year will be deducted from such Distributable Profits.

However, in certain circumstances the Company may be also deemed to have declared a Capital Payment. If the Bank or any of its subsidiaries declares or pays any dividends, distributions or other payments on

•	any Junior Securities (other than a payment in kind of ordinary shares of common stock or other
Deutsche Bank AG has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866 217 9821

Junior Securities or payments on Junior Securities issued by wholly-owned subsidiaries of the Bank, when such Junior Securities are held exclusively by the Bank or by any of its other wholly-owned subsidiaries), then the Company will be deemed to have declared Capital Payments on the Class B Preferred Securities at the Stated Rate in full

•	payable on each of the next four Payment Dates, if the dividend, distribution or other payment on the Junior Security is paid in respect of an annual period;

•	payable on each of the next two Payment Dates, if the dividend, distribution or other payment on the Junior Security is paid in respect of a semi-annual period; and

•	payable on the next Payment Date, if the dividend, distribution or other payment on the Junior Security is paid in respect of a quarterly period.
•
any Preferred Tier 1 Securities (other than a payment in kind of ordinary shares of common stock or Junior Securities or payments on Preferred Tier 1 Securities issued by wholly-owned subsidiaries of the Bank, when such Preferred Tier 1 Securities are held exclusively by the Bank or by any of its other wholly-owned subsidiaries), then the Company will be deemed to have declared Capital Payments on the Class B Preferred Securities at the Stated Rate pro rata (in the same proportion that the payment that was made on the Preferred Tier 1 Security had to the amount that was payable on such Preferred Tier 1 Security at the time of such payment)

•	payable on each of the next four Payment Dates, if the dividend, distribution or other payment on the Preferred Tier 1 Security is paid in respect of an annual period;

•	payable on each of the next two Payment Dates, if the dividend, distribution or other payment on the Preferred Tier 1 Security is paid in respect of a semi-annual period; and

•	payable on the next Payment Date, if the dividend, distribution or other payment on the Preferred Tier 1 Security is paid in respect of a quarterly period.

If the Bank or any of its subsidiaries redeems,
Deutsche Bank AG has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866 217 9821 repurchases or otherwise acquires any Junior Securities or Preferred Tier 1 Securities (other than Junior Securities or Preferred Tier 1 Securities issued by wholly-owned subsidiaries of the Bank, when such Junior Securities or Preferred Tier 1 Securities are held exclusively by the Bank or by any of its other wholly-owned subsidiaries) for any consideration (except by conversion into or exchange for ordinary shares of common stock of the Bank or other Junior Securities) or any moneys are paid to or made available for a sinking fund for, or for redemption of, any such securities, other than in connection with:

•	transactions effected by or for the account of customers of the Bank or any of its subsidiaries or in connection with the distribution, trading or market-making in respect of such securities,

•
the satisfaction by the Bank or any of its subsidiaries of its obligations under any employee benefit plans or similar arrangements with or for the benefit of employees, officers, directors or consultants, including hedging transactions effected to cover exposure to unvested grants under employee benefit plans,

•
a reclassification of the capital stock of the Bank or any of its subsidiaries or the exchange or conversion of one class or series of such capital stock for another class or series of such capital stock, or

•	the purchase of fractional interests in shares of the capital stock of the Bank or any of its majority-owned subsidiaries pursuant to the provisions of any security being converted into or exchanged for such capital stock, the Company will be deemed to have declared Capital Payments on the Class B Preferred Securities at the Stated Rate in full payable on each of the next four Payment Dates contemporaneously with and/or immediately following the date on which such redemption, repurchase or other acquisition occurred.

Any Capital Payments so deemed to be declared as described above will (i) only be authorized to be paid on any Payment Date to the extent the Company has an amount of Operating Profits for the related Payment Period at least equal to the amount of Capital Payments so deemed declared and (ii) to the extent not authorized to be paid pursuant to clause (i), will not be considered due and payable for any purposes under the LLC Agreement or under the Class B Preferred

Deutsche Bank AG has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866 217 9821

Guarantee, except with respect to such Capital Payments deemed declared after the Trust is dissolved and the Class B Preferred Securities have been distributed to the Holders of the Trust Preferred Securities, which will be considered due and payable for purposes of the Class B Preferred Guarantee.

Even if the Company has sufficient Operating Profits and there are sufficient Distributable Profits of the Bank, the Company will be prohibited from making Capital Payments on the Class B Preferred Securities at any time an order from the BaFin (or any other relevant regulatory authority) prohibits the Bank from making any distributions of profits.

‘‘Distributable Profits’’ of the Bank for any fiscal year is the balance sheet profit (Bilanzgewinn) as of the end of such fiscal year, as shown in the audited unconsolidated balance sheet of the Bank as of the end of such fiscal year. Such balance sheet profit includes the annual surplus or loss (Jahresüberschuß/-fehlbetrag), plus any profit carried forward from previous years, minus any loss carried forward from previous years, plus transfers from capital reserves and earnings reserves, minus allocations to earnings reserves, all as determined in accordance with the provisions of the German Stock Corporation Act (Aktiengesetz) and accounting principles generally accepted in the Federal Republic of Germany as described in the German Commercial Code (Handelsgesetzbuch) and other applicable German law then in effect.

“Junior Securities’’ means (i) ordinary shares of common stock of the Bank, (ii) each class of preference shares of the Bank ranking junior to Preferred Tier 1 Securities of the Bank, if any, and any other instrument of the Bank ranking on parity with such preference shares or junior thereto and (iii) preference shares or any other instrument of any subsidiary of the Bank subject to any guarantee or support agreement of the Bank which guarantee or support undertaking ranks junior to the obligations of the Bank under the Guarantees.

‘‘Operating Profits’’ of the Company for any Payment Period means the excess of the amounts paid on the Obligations that the Company may then hold in accordance with the LLC Agreement during such Payment Period over any operating expenses of the Company not paid or reimbursed by the Bank or one of its branches or affiliates during such Payment Period.

“Parity Capital Securities” means Parity Subsidiary
Deutsche Bank AG has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866 217 9821

Capital Securities and each class of ownership interests in the capital of the Bank that rank senior to the preference shares of the Bank and junior to all other securities of the Bank that (i) rank senior to preference shares and (ii) do not by their terms rank pari passu with such ownership interests of the Bank, if any.

“Parity Subsidiary Capital Securities” means any instrument of any subsidiary of the Bank subject to any guarantee or support agreement of the Bank ranking pari passu with the obligations of the Bank under the terms of the Guarantees in effect before the Tier 1 Qualification Date.

“Preferred Tier 1 Capital Securities” of any person means each class of the most senior ranking preference shares of such person and any other instruments of such person (other than common shares) qualifying as Tier 1 Regulatory Capital and, if such person is the Bank, Preferred Tier 1 Subsidiary Securities.

“Preferred Tier 1 Securities” means (i) each class of the most senior ranking preference shares of the Bank, if any, and (ii) preference shares or any other instrument of any subsidiary of the Bank subject to any guarantee or support agreement of the Bank which guarantee or support undertaking ranks on parity with the obligations of the Bank under the Guarantees.

“Preferred Tier 1 Subsidiary Securities” means the most senior ranking preference shares and any other instruments of any person other than the Bank, which, in each case, qualify as Tier 1 Regulatory Capital and are subject to any agreement of the Bank that guarantees or otherwise provides support of such preference shares or other instruments.

“Tier 2 Junior Securities” means (i) common stock of the Bank, (ii) each class of preference shares of the Bank ranking junior to Parity Capital Securities and Preferred Tier 1 Capital Securities of the Bank, if any, and any other instrument of the Bank ranking pari passu therewith or junior thereto and (iii) preference shares or any other instrument of any subsidiary of the Bank (other than Preferred Tier 1 Subsidiary Securities) subject to any guarantee or support agreement of the Bank ranking junior to the obligations of the Bank under the terms of the Guarantees in effect on and after the Tier 1 Qualification Election.

Maturity	Perpetual
Deutsche Bank AG has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866 217 9821

Redemption	Upon any redemption of Class B Preferred Securities, the Trust must redeem a corresponding number of the Trust Securities.

The Class B Preferred Securities are redeemable at the option of the Company, in whole but not in part, on 23 May 2017 and on each Payment Date thereafter. The Company will also have the right, at any time, prior to 23 May 2017, to redeem the Class B Preferred Securities in whole but not in part, upon the occurrence of a (i) Regulatory Event, (ii) a Tax Event or (iii) an Investment Company Act Event with respect to the Company. Any such redemption will be at the Redemption Price per Class B Preferred Security (being the liquidation preference amount thereof, plus any accrued and unpaid Capital Payments for the then current Payment Period to but excluding the Redemption Date, plus Additional Amounts, if any).

The Company may exercise its right to redeem the Class B Preferred Securities only if it has:
(i)	given at least 30 days’ prior notice to the holders of the Class B and the Trust Preferred Securities of its intention to redeem and

(ii)	obtained any required regulatory approvals.

‘‘Investment Company Act Event’’ means the request and receipt by the Bank of an opinion of a nationally recognized U.S. law firm experienced in such matters to the effect that there is more than an insubstantial risk that the Company or the Trust is or will be considered an Investment Company as a result of any judicial decision, pronouncement or interpretation (irrespective of the manner made known), the adoption or amendment of any law, rule or regulation, or any notice or announcement (including any notice or announcement of intent to adopt such law, rule or regulation) by any U.S. legislative body, court, governmental agency, or regulatory authority, in each case after the Issue Date.

“Regulatory Event” means that the Bank is notified by a relevant regulatory authority that, as a result of the occurrence of any amendment to, or change (including any change that has been adopted but has not yet become effective) in, the applicable banking laws of Germany (or any rules, regulations or interpretations thereunder, including rulings of the relevant banking authorities) or the guidelines of the Committee on Banking Supervision at the Bank for International Settlements, in each case effective after the date of the issuance of the Company Securities and the Trust

Deutsche Bank AG has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866 217 9821

Securities, the Bank is not, or will not be, allowed to treat the Class B Preferred Securities, prior to the Tier 1 Qualification Date, as supplementary capital (Ergänzungskapital) or Upper Tier 2 regulatory capital for capital adequacy purposes on a consolidated basis, and following Tier 1 Qualification Date, as core capital (Kernkapital ) or Tier 1 regulatory capital for capital adequacy purposes on a consolidated basis.

‘‘Tax Event’’ means (A) the receipt by the Bank of an opinion of a nationally recognized law firm or other tax adviser in a Relevant Jurisdiction, as appropriate, experienced in such matters, to the effect that as a result of (i) any amendment to, or clarification of, or change (including any announced prospective change) in, the laws (or any regulations promulgated thereunder) of a Relevant Jurisdiction or any political subdivision or taxing authority thereof or therein affecting taxation, (ii) any judicial decision, official administrative pronouncement, published or private ruling, regulatory procedure, notice or announcement (including any notice or announcement of intent to adopt such procedures or regulations) by any legislative body, court, governmental authority or regulatory body (“Administrative Action”) or (iii) any amendment to, clarification of, or change in the official position or the interpretation of such Administrative Action or any interpretation or pronouncement that provides for a position with respect to such Administrative Action that differs from the theretofore generally accepted position, in each case, by any legislative body, court, governmental authority or regulatory body, irrespective of the manner in which such amendment, clarification or change is made known, which amendment, clarification or change is effective, or which pronouncement or decision is announced, after the date of issuance of the Company Preferred Securities and the Trust Securities, there is more than an insubstantial risk that (a) the Trust or the Company is or will be subject to more than a de minimis amount of taxes, duties or other governmental charges, or (b) the Trust, the Company, an obligor on the Obligations or the Guarantor would be obligated to pay Additional Amounts, Additional Interest Amounts or Trust Preferred Additional Guarantee Payments or Class B Preferred Additional Guarantee Payments, as applicable, or (B) a final determination has been made by the German tax authorities to the effect that the Bank, as obligor on the Obligations, may not, in the determination of its taxable income for the purposes of determining German corporate income tax in any year, deduct in full interest payments on the Obligations (except to the extent such interest payments are determined to be connected with income of a branch

Deutsche Bank AG has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866 217 9821 that is not subject to taxation in Germany). However, none of the foregoing will constitute a Tax Event if it may be avoided by the Bank, the Trust or the Company taking reasonable measures under the circumstances.

‘‘Additional Amounts’’ means any additional amounts payable by the Company or Trust pursuant to the terms of Class B Preferred Securities and the Trust Preferred Securities as a result of deduction or withholding on payments or on repayment upon redemption thereof.

‘‘Additional Interest Amounts’’ means any additional interest amounts payable by the Bank pursuant to the terms of the Initial Debt Obligations as a result of deduction or withholding upon payment of interest on the Initial Debt Obligations or repayment upon redemption thereof.

Subordinated Guarantees	The Bank will give Subordinated Guarantees pursuant to which it will agree that:
(i)
the Company and the Trust will at all times be in a position to meet their respective obligations if and when such obligations are due and payable, including Arrears of Payments prior to an Amendment of Terms, and Capital Payments declared (or deemed declared) on and payments due upon redemption of the Class B Preferred Securities, and

(ii)
in liquidation, the Company will have sufficient funds to pay the liquidation preference amounts of the Class B Preferred Securities, plus accrued and unpaid Capital Payments for the then current Payment Period to but excluding the date of liquidation and Additional Amounts, if any.

In the case of a liquidation of the Guarantor as of a date as of which the Tier 1 Qualification Date has not occurred, the Guarantees will rank
•	subordinate and junior to all senior and subordinated debt obligations of the Bank (including profit participation rights (Genussscheine);

•	senior to all preference shares, Preferred Tier 1 Capital Securities and the common shares of the Bank; and

•	unless otherwise expressly provided in the terms thereof, pari passu with any instrument or contractual obligation of the Bank ranking junior to any of the instruments included in the first clause
Deutsche Bank AG has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866 217 9821 above and senior to any of the instruments or contractual obligations of the Bank included in the second clause above.

In the case of a liquidation of the Guarantor as of a date as of which the Tier 1 Qualification Date has occurred, the Guarantees will rank
•	subordinate and junior to all senior and subordinated debt obligations of the Guarantor that do not expressly rank on parity with the obligations of the Guarantor under the Guarantees;

•
on parity with the most senior ranking preference shares of the Guarantor, if any, and with its obligations under any guarantee or support agreement or undertaking relating to any preference shares or other instrument of any subsidiary of the Bank qualifying as consolidated Tier 1 capital of the Bank that does not expressly rank junior to the obligation of the Guarantor under the Guarantees; and

•	senior to the Junior Securities.

Listing	NYSE (expected)
Clearing and Settlement
The Trust Preferred Securities will be represented at all times by a global bearer certificate to be deposited on or about the closing date with the Depositary Trust Company, New York (“DTC”) There will be no definitive Trust Preferred Securities.

Security Codes	CUSIP 25153X 208 / ISIN US25153X2080
Closing Date	23 May 2007
Deutsche Bank AG has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866 217 9821

Annex 1
Graphical Display of the Structure
Deutsche Bank AG has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866 217 9821